Exhibit 10.2

MORTGAGE

MORTGAGOR:	LENDER:

JMS Holdings, LLC 3500 Main Street, Suite 300 Coon Rapids, MN 55448	City of Coon Rapids 11155 Robinson Drive Coon Rapids, MN 55433

This Mortgage (“Security Instrument”) is given on November 16, 2010, by the Mortgagor indicated above (“Mortgagor”), a Minnesota limited liability company to the City of Coon Rapids, a public body corporate and politic under the laws of the State of Minnesota (“Lender”). Mortgagor owes Lender the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), evidenced by a Promissory Note (“Note”) of Mortgagor to Lender herewith the following terms:

Interest Rate	Principal Amount/ Credit Limit	Funding Agreement Date	Maturity Date
Months 1 – 60 at 2.5%
	$250,000.00		December 1, 2020

Months 61 – 80 at 5.0%

Months 81 – 100 at 7.0%

Months 101 – 120 at 9.0%

This Security Instrument secures to Lender: (a) the repayment of the debt evidenced by the Note, with interest, and all renewals, extensions and modifications of the Note; (b) the payment of all other sums, with interest, advanced under this Mortgage to protect the security of this Security Instrument; and (c) the performance of Mortgagor’s covenants and agreements under this Security Instrument and the Note. For this purpose, Mortgagor does hereby mortgage, grant and convey to Lender, with power of sale, the following described property located in Anoka County, Minnesota:

TRACT B R.L.S.NO 86

which has a street address of 8500 Evergreen Boulevard NW, Coon Rapids, MN 55433.

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the “Property”.

The Mortgagor and Lender further covenant and agree as follows:

1. MORTGAGOR’S OWNERSHIP. Mortgagor is lawfully seized of the Property and the estate hereby conveyed and has the right to mortgage, grant and convey the Property and warrants that the Property is unencumbered, except for encumbrances of record and those other encumbrances identified on the attached Exhibit A (the “Permitted Encumbrances”). Mortgagor warrants and will defend generally the title to the Property against all claims and demands, subject to any Permitted Encumbrances.

2. PAYMENT OF PRINCIPAL AND INTEREST; PREPAYMENT AND LATE CHARGES. Mortgagor shall cause Biovest International, Inc. (“the Borrower”) to promptly pay when due the principal and interest on the debt evidenced by the Note and any prepayment and late charges due under the Note or shall pay such amounts within ten (10) business days of written notice that such amounts remain unpaid by Borrower. The failure of Mortgagor to do so shall be a default under this Mortgage and Mortgagor shall have all cure rights and rights to written notice of default in accordance with the terms of the Loan Agreement herewith between Mortgagor and Lender.

3. TAXES AND INSURANCE. Mortgagor shall cause Borrower to pay on the day payments are due until the Note is paid in full: (a) yearly taxes and assessments which may attain priority over this Security Instrument as a lien on the Property; (b) yearly leasehold payments or ground rents on the Property, if any; (c) yearly hazard or property insurance premiums; and (d) yearly flood insurance premiums, if any.

4. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender shall be applied: first, to any prepayment charges due under the Note; second, to late payment charges; third, to amounts payable under paragraph 3, along with any other expenses; fourth, to interest due; and last, to principal due, or, in any other order as determined by Lender, in Lender’s sole discretion.

5. CHARGES, LIENS. Mortgagor shall cause Borrower to pay all taxes, assessments, charges, fines and impositions attributable to the Property which may attain priority over this Security Instrument, and leasehold payments or ground rents, if any.

6. HAZARD OR PROPERTY INSURANCE. Mortgagor shall cause Borrower to keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term “special perils” and any other hazards for which Lender reasonably requires insurance as of the date of this Mortgage. This insurance shall be maintained in the following amounts and for period that this Mortgage remains in force: $1,000,000 commercial general liability insurance and 100% full replacement cost on all buildings and related improvements at the Property. If Borrower fails to maintain the coverage described above, Lender may, at Lender’s option, obtain coverage to protect Lender’s rights in the Property in accordance with paragraph 8.

All insurance policies and renewals shall be acceptable to Lender and shall include a standard mortgagee clause. Lender shall have the right to hold the policies and renewals. If Lender requires, Mortgagor shall cause Borrower to promptly give to Lender all receipts of paid premiums and renewal notices. In the event of loss, Mortgagor shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Mortgagor.

Until the indebtedness secured by the mortgage of the First Secured Lender, the Lender hereunder shall have no right or claim in or to the insurance proceeds. To the extent there are insurance proceeds available after the lien of the mortgage of the First Secured Lender has been satisfied, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with any excess paid to Mortgagor.

Any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraphs 2 and 3 or change the amount of the payments. If under paragraph 20 the Property is acquired by Lender, Mortgagor’s right to any insurance policies and proceeds resulting from damage to the Property prior to the acquisition shall pass to Lender to the extent of the sums secured by this Security Instrument immediately prior to the acquisition.

7. PRESERVATION, MAINTENANCE AND PROTECTION OF THE PROPERTY; LOAN APPLICATION; LEASEHOLD. Other than approved improvements, Mortgagor shall not destroy, damage, or impair the Property, allow the Property to deteriorate, or commit waste on the Property. Mortgagor shall be in default if any forfeiture action or proceeding, whether civil or criminal, is begun that in Lender’s good faith judgment could result in forfeiture of the Property or otherwise materially impair the lien created by this Security Instrument or Lender’s security interest. Mortgagor may cure such a default and reinstate, as provided in paragraph 17 by causing the action or proceeding to be dismissed with a ruling that, in Lender’s good faith determination, precludes forfeiture of the Mortgagor’s interest in the Property or other material impairment of the lien created by this Security Instrument or Lender’s security interest.

8. PROTECTION OF LENDER’S RIGHTS IN THE PROPERTY. If Mortgagor fails to perform the covenants and agreements contained in this Security Instrument, or there is a legal proceeding that may significantly affect Lender’s rights in the Property (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture or to enforce laws or regulations), then upon reasonable advance notice to Mortgagor, Lender may do and pay for whatever is necessary to protect the value of the Property and Lender’s rights in the Property. Lender’s actions may include paying any sums secured by a lien which has priority over this Security Instrument, appearing in court, paying reasonable attorneys’ fees and entering on the Property to make repairs. Although Lender may take action under this paragraph 8, Lender does not have to do so.

Any amounts distributed by Lender under this paragraph 8 shall become additional debt of Mortgagor secured by this Security Instrument. Unless Lender agrees to other terms of payment, these amounts shall bear interest from the date of disbursement at the Note rate and shall be payable, with interest, upon notice from Lender to Mortgagor requesting payment.

9. INSPECTION. Lender or its agent may make reasonable entries upon and inspections of the Property. Lender shall give Mortgagor notice at least 24 hours prior to an inspection specifying reasonable cause for the inspection. Notice requirements are deemed waived in the event of an emergency entry and inspection.

10. CONDEMNATION. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of any part of the Property, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender, after the lien of the mortgage in favor of the First Secured Lender is satisfied in full.

Unless Lender otherwise agrees in writing, any application of proceeds to principal shall not extend or postpone the due date of the payments referred to in paragraphs 2 and 3 or change the amount of such payments.

11. MORTGAGOR NOT RELEASED; FORBEARANCE BY LENDER NOT A WAIVER. Extension of the time for payments or modification of amortization of the sums secured by this Security Instrument granted by Lender to any successor in interest of Mortgagor shall not operate to release the liability of the original Mortgagor or Mortgagor’s successors in interest. Lender shall not be required to commence proceedings against any successor in interest or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Mortgagor or Mortgagor’s successors in interest. Any forbearance by Lender in exercising any right or remedy shall not be a waiver of or preclude the exercise of any right or remedy.

12. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; CO-SIGNERS. The covenants and agreements of this Security Instrument shall bind and benefit the successors and assigns of Lender and Mortgagor, subject to the provisions of paragraph 18. Mortgagor’s covenants and agreements shall be joint and several. Any Mortgagor who co-signs this Security Instrument but does not execute the Note: (a) is co-signing this Security Instrument only to mortgage, grant and convey that Mortgagor’s interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and (c) agrees that Lender and any other Mortgagor or mortgagor may agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without that Mortgagor’s consent.

13. NOTICES. Any notice to Mortgagor provided for in this Security Instrument shall be given by delivering it or by mailing it by first class mail unless applicable law requires use of another method. The notice shall be directed to JMS Holdings, LLC, 3200 Main Street NW Suite 300, Coon Rapids, MN 55448 or any other address Mortgagor designates by notice to Lender. Any notice to Lender shall be given by first class mail to Lender’s address stated herein or any other address Lender designates by notice to Mortgagor. Any notice provided for in this Security Instrument shall be deemed to have been given to Mortgagor or Lender when sent as provided in this paragraph.

14. GOVERNING LAW; SEVERABILITY. This Security Instrument shall be governed by the law of the jurisdiction in which the Property is located. In the event that any provision or clause of this Security Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision. To this end the provisions of this Security Instrument and the Note are declared to be severable.

15. MORTGAGOR’S COPY. Mortgagor shall be given one conformed copy of the Note and of this Security Instrument.

16. TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN MORTGAGOR. If all or any part of the Property or an ownership interest in it is sold or transferred without Lender’s prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. Notwithstanding the foregoing, Mortgagor shall have the right with written notice to Lender without being in default under this mortgage, to lease the Property and to sell, convey or transfer ownership interest in Borrower, provided that JMS Holdings, LLC retains at least a 51% ownership interest in the Mortgagor. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

If Lender exercises this option, Lender shall give Mortgagor and Mortgagor notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Mortgagor must pay all sums secured by this Security Instrument. If Mortgagor fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Mortgagor.

17. MORTGAGOR’S RIGHT TO REINSTATE. If Mortgagor meets certain conditions, Mortgagor shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earlier of: (a) five days (or such other period as applicable law may specify for reinstatement) before sale of Property pursuant to any power of sale contained in this Security Instrument; or (b) entry of a judgment enforcing this Security Instrument. Those conditions are that Mortgagor: (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys’ fees; and (d) takes such action as Lender may reasonably require to assure that the lien of this Security Instrument, Lender’s rights in the Property and Mortgagor’s and Mortgagor’s obligation to pay the sums secured by this Security Instrument shall continue unchanged. Upon reinstatement by Mortgagor or Mortgagor, this Security Instrument and the obligations secured hereby shall remain fully effective as if no acceleration had occurred. However, this right to reinstate shall not apply in the case of the acceleration under paragraph 16.

18. SALE OF NOTE; CHANGE OF LOAN SERVICER. The Note or a partial interest in the Note (together with this Security Instrument) may be sold one or more times with prior notice to Mortgagor. A sale may result in a change in the entity (known as the “Loan Servicer”) that collects monthly payments due under the Note and this Security Instrument. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Mortgagor will be given written notice of the change in accordance with paragraph 13 above and applicable law. The notice will state the name and address of the new Loan Servicer and the address to which payments should be made. The notice will also contain any other information required by applicable law.

19. HAZARDOUS SUBSTANCES. Mortgagor shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Property. Mortgagor shall not do, nor allow anyone else to do, anything affecting the Property that is in violation of any Environmental Law. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property.

Mortgagor shall promptly give Lender written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Mortgagor has actual knowledge. If Mortgagor learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Mortgagor shall promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 19, “Hazardous Substances” are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 19, “Environmental Law” means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection.

20. ACCELERATION; REMEDIES. Lender shall give notice to Mortgagor prior to acceleration following breach of any covenant or agreement in this Security Instrument (but not prior to acceleration under paragraph 16 unless applicable law provides otherwise) and any notice of a default by Borrower under the Loan Agreement, Note or any other document executed by Borrower in connection with this Security Instrument. The notice shall specify: (a) the default; (b) the action required to cure the default; (c) a date, not less than 30 days from the date the notice is given to Mortgagor, by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice may result in acceleration of the sums secured by this Security Instrument and sale of the Property. The notice shall further inform Mortgagor of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of Mortgagor to acceleration and sale. If the default is not cured on or before the date specified in the notice, Lender, at its option, may require immediate payment in full of all sums secured by this Security Instrument without further demand and may invoke the power of sale and any other remedies permitted by applicable law. Lender shall be entitled to collect all reasonable expenses incurred in pursuing the remedies provided in this paragraph 20, including, but not limited to, reasonable attorneys’ fees.

If Lender invokes the power of sale, Lender shall cause a copy of a notice of sale to be served upon Mortgagor. Lender shall publish a notice of sale, and the Property shall be sold at public auction in the manner prescribed by applicable law. Lender or its designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (a) to all expenses of sale, including, but not limited to, reasonable attorneys’ fees; (b) to all sums secured by this Security Instrument; and (c) any excess to the person or persons legally entitled to it.

21. RELEASE. Upon payment of all sums secured by this Security Instrument, Lender shall discharge this Security Instrument without charge to Mortgagor. Mortgagor shall pay any recordation costs.

22. MORTGAGE. THIS MORTGAGE SECURES AN OBLIGATION FOR THE CONSTRUCTION OF AN IMPROVEMENT ON LAND AND IS A PERMANENT FINANCING MORTGAGE. Any materials, equipment or supplies used or intended for use in the construction, development or operation of the Property, whether stored on or off the Property, shall also be subject to the lien of this Mortgage.

23. SUBORDINATION. The indebtedness evidenced or secured hereby and all liens securing such indebtedness are expressly subordinated in all respects to all indebtedness in favor of Central Bank, a Minnesota financial corporation (the “First Secured Lender”) whose address is 3585 124th Ave NW, Coon Rapids, MN 55433, until such indebtedness is paid in full and the lien of the mortgage securing such indebtedness in favor of the First Secured Lender has been satisfied.

IN WITNESS WHEREOF, the Mortgagor has caused these presents to be executed as of the date first above written.

JMS HOLDINGS, LLC

By:	/s/ James M. Stanton
James M. Stanton

Its:	Chief Manager

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF ANOKA	)

The foregoing instrument was acknowledged before me this 12th day of January, 2011, by James M. Stanton, the Chief Manager, for JMS Holdings, LLC, a Minnesota limited liability company, on behalf of the limited liability company.

/s/ Kim McFarlin
Notary Public

This instrument was drafted by: David Brodie, Assistant City Attorney Coon Rapids City Attorneys Office 11155 Robinson Drive Coon Rapids, MN 55433 763-767-6495	Tax statements for the real property described in this instrument should be sent to: MORTGAGOR: JMS Holdings, LLC 3200 Main Street NW, Suite 300 Coon Rapids, MN 55448

EXHIBIT A

Permitted Encumbrances